EXHIBIT 21.1
SUBSIDIARIES OF THE REGISTRANT

Entity	State or Country of Incorporation
Danika Limited	Cyprus
EPAM Information Corporate Systems FPUE	Belarus
EPAM Solutions Ltd.	Russia
EPAM Solutions LLC	Ukraine
EPAM Systems ApS	Denmark
EPAM Systems Canada, Ltd.	Canada
EPAM Systems (Cyprus) Limited	Cyprus
EPAM Systems GmbH	Germany
EPAM Systems (Switzerland) GmbH	Switzerland
EPAM Systems Kft	Hungary
EPAM Systems, LLC	New Jersey LLC USA
EPAM Systems Ltd.	U.K.
EPAM Systems Nordic AB	Sweden
EPAM Systems Ltd.	Russia
EPAM Systems LLC	Ukraine
EPAM Systems FLLC	Belarus
EPAM Systems (Poland) sp. z o.o.	Poland
EPAM Systems PTE Ltd.	Singapore
EPAM Systems SARL	Luxembourg
EPAM Systems SRL	Moldova
LLP EPAM Kazakhstan	Kazakhstan
Vested Development, Inc.	Delaware Corp. USA
EPAM Systems (Hong Kong) Limited	Hong Kong
EPAM Systems Netherlands B.V.	Netherlands
EPAM Systems Netherlands B.V.	ITALY – branch of Netherlands
EPAM Systems Belgium	Belgium – branch of Netherlands
EPAM Systems (Australia) Pty. Ltd.	Australia
EPAM Systems Bulgaria EOOD	Bulgaria
EPAM Sistemos, UAB	Lithuania
EPAM Systems (Czech Republic) s.r.o.	Czech Republic
EPAM Systems International SRL	Romania
EPAM Systems (Asia) Limited	Hong Kong
EPAM Systems (Shenzhen) Co. Ltd.	China
J8 Corp	British Virgin Islands
EPAM Systems LLC	Armenia
EPAM Systems (Ireland) Limited	Ireland
Great Fridays Limited	UK
Great Fridays Inc.	Delaware Corp. USA
EPAM Systems (Malaysia) S.D.N.B.H.D.	Malaysia
EPAM Systems Mexico SrL	Mexico
EPAM Systems Austria GmbH	Austria
Navigationarts, Inc.	Delaware Corp. USA
Navigation Arts, LLC	Delaware LLC USA
EPAM Systems Spain SL	Spain
Alliance Consulting Global Holdings, Inc.	Delaware Corp. USA

Alliance Global Services, Inc.	Delaware Corp. USA
Alliance Global Services, LLC	Delaware LLC USA
EPAM Systems India Private Limited	India
EPAM Systems (Suzhou) Co., Ltd.	China
EPAM Systems (Suzhou) Co., Ltd.	China – Beijing Branch
Shanghai EPAM Systems Co., Ltd.	China
Guangzhou EPAM Systems Ltd.	China
EPAM Systems Philippines	Philippines
EPAM Systems FZ-LLC	UAE
EPAM Systems FZ-LLC	UAE - non-free zone branch office
EPAM Consulting BV	Netherlands
Continuum Innovation LLC	Delaware LLC USA
Continuum LLC	Massachusetts LLC USA
Continuum SrL	Italy
Design Continuum	China
EPAM Systems Japan G.K.	Japan
Think Limited	U.K.
test IO, Inc	Delaware Corp. USA
Test IO GmbH	Germany
EPAM Systems FE LLC	Uzbekistan
Competentum-USA Ltd.	Delaware Corp. USA
Shareknowledge Inc.	Delaware Corp. USA
Codeweb, LLC	Russia
EPAM Systems France	France
Naya P.A.I.Technologies Ltd.	Israel
Naya P.A.I. Technologies Inc.	Delaware Corp. USA
EPAM Systems (Vietnam) Company Limited	Vietnam
EPAM DX, LLC	Delaware LLC USA
Ricston Limited	Malta
Ricston UK Limited	U.K.
EPAM Systems s.r.o.	Slovakia
EPAM Systems (Georgia) LLC	Georgia
EPAM Upskill, LLC	Pennsylvania LLC USA